                   AMERICAN ABSORBENTS NATURAL PRODUCTS, INC.
                   EXHIBIT 21 - SUBSIDIARY OF THE REGISTRANT



            Name                                  Jurisdiction of Incorporation
- - --------------------------------------------------------------------------------
     American Absorbents, Inc.                               Texas


The corporation listed is a wholly owned subsidiary of the Registrant, and is included in the consolidated financial statements.








                                      -28-